EXHIBIT 99.1

Vertex Energy Reports a 53% Increase in Gross Profit for Third Quarter 2013 Compared to Third Quarter 2012

29% Revenue Increase for the Quarter

—Conference Call Today at 10:00 A.M. EST—

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, today announced its financial results for the quarter and nine months ended September 30, 2013.

Financial highlights for the quarter include:

•	Gross profit increased by approximately 53% relative to the same quarter last year to $4.88 million;

•	Revenue increased by 29% relative to the third quarter of last year to $46.8 million;

•	Overall volumes of product sold increased by 19% for the third quarter of 2013 versus the third quarter of 2012;

•	Our overall per barrel margin increased by 29% relative to the same quarter a year ago;

•	Income before income taxes improved by 486% for the quarter; and

•	Net income improved by 11% relative to the third quarter of last year to $2.33 million.

Benjamin P. Cowart, Chief Executive Officer of Vertex Energy said, “We are continuing to see growth in our gross margin and overall sales volumes year over year. Despite challenging market conditions relative to a year ago, we were able to grow both the top line and our net income during the third quarter of 2013 as benefits from our acquisition last year continue to take hold.”

Mr. Cowart continued,  “We continue to pursue both organic growth such as our recent entry into the Dallas-Fort Worth used oil collection market as well as growth through acquisition as evidenced by our recent transaction with E-Source.” Mr. Cowart concluded, “We believe that our progress through three quarters of 2013, as well as recent efforts to expand our customer base for finished product and our overall collection footprint, will result in a year-end revenue figure of between $140 million and $150 million,  net income to be greater than $5 million, with fully diluted earnings per share in excess of $0.30.”

CONFERENCE CALL

As previously announced, management of Vertex Energy will host a conference call today, November 6th, at 10:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337, approximately 15 minutes before the call. A webcast will also be available at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #: 417977.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$531,226	$807,940
Accounts receivable, net	7,955,601	7,160,780
Inventory	8,208,121	5,870,121
Prepaid expenses	571,392	492,467
Total current assets	17,266,340	14,331,308

Noncurrent assets
Fixed assets, net	11,963,374	11,617,368
Intangible assets, net	15,036,770	15,934,724
Goodwill	3,515,977	3,515,977
Deferred federal income taxes	3,863,000	3,703,000
Total noncurrent assets	34,379,121	34,771,069

TOTAL ASSETS	$51,645,461	$49,102,377

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$12,385,290	$8,869,234
Line of credit	3,500,000	-
Current portion of long-term debt	1,700,000	1,749,329
Total current liabilities	17,585,290	10,618,563

Long-term liabilities
Long-term debt	4,958,333	6,281,457
Contingent consideration	2,861,000	4,711,000
Line of credit	-	6,750,000
Deferred federal income tax	357,000	341,000
Total liabilities	25,761,623	28,702,020

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 authorized and 1,323,837 and 1,512,891 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,324	1,513
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 17,804,724 and 16,965,464 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	17,805	16,965
Additional paid-in capital	10,897,515	10,719,345
Retained earnings	14,967,194	9,662,534
Total stockholders’ equity	25,883,838	20,400,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,645,461	$49,102,377

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$46,830,647	$36,195,570	$115,196,850	$102,316,702

Cost of revenues	41,945,879	33,011,934	104,287,660	95,497,261

Gross profit	4,884,768	3,183,636	10,909,190	6,819,441

Reduction of contingent liability	-	-	(1,850,000)	-

Selling, general and administrative expenses (exclusive of acquisition related expenses)	2,495,748	1,610,146	7,129,673	3,724,120
Acquisition related expenses	-	1,154,612	-	1,154,612

Total selling, general and administrative expenses	2,495,748	2,764,758	7,129,673	4,878,732

Income from operations	2,389,020	418,878	5,629,517	1,940,709

Other income (expense)
Other income	-	949	-	1,582
Other expense	(3,949)	-	(31,690)	-
Interest expense	(95,488)	(28,972)	(314,627)	(29,016)
Total other (expense)	(99,437)	(28,023)	(346,317)	(27,434)

Income before income tax	2,289,583	390,855	5,283,200	1,913,275

Income tax benefit	40,211	1,714,813	21,460	1,607,641

Net income	$2,329,794	$2,105,668	$5,304,660	$3,520,916

Earnings per common share
Basic	$0.13	$0.17	$0.30	$0.35
Diluted	$0.12	$0.13	$0.27	$0.25

Shares used in computing earnings per share
Basic	17,715,786	12,255,372	17,402,501	10,085,206
Diluted	19,997,257	16,484,023	19,766,263	14,358,691

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	Nine Months Ended
	September 30, 2013	September 30, 2012

Cash flows from operating activities
Net income	$5,304,660	$3,520,916
Adjustments to reconcile net income to cash provided by operating activities
Stock-based compensation expense	123,571	124,626
Depreciation and amortization	1,615,657	180,402
Deferred federal income tax	(144,000)	(1,639,000)
Reduction of contingent liability	(1,850,000)	-
Changes in operating assets and liabilities
Accounts receivable	(794,821)	(1,073,778)
Accounts receivable-other	-	(127,162)
Accounts receivable- related parties	-	2,459
Inventory	(2,338,000)	(85,658)
Prepaid expenses	(78,925)	23,313
Accounts payable	3,516,056	1,005,932
Accounts payable-related parties	-	296,795
Deposits	-	(235,557)
Net cash provided by operating activities	5,354,198	1,993,288

Cash flows from investing activities
Purchase of intangible assets	-	(209,061)
Acquisition, net	(67,972)	(1,319,015)
Refund of asset acquisition	675,558	-
Purchase of fixed assets	(1,671,295)	(77,232)
Net cash used in investing activities	(1,063,709)	(1,605,308)

Cash flows from financing activities
Line of credit payments, net	(3,250,000)	-
Payments on note payable	(1,372,453)	(3,777)
Proceeds from exercise of common stock warrants	55,250	91,625
Net cash provided by (used in) financing activities	(4,567,203)	87,848

Net increase (decrease) in cash and cash equivalents	(276,714)	475,828

Cash and cash equivalents at beginning of the period	807,940	675,188

Cash and cash equivalents at end of period	$531,226	$1,151,016

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$323,956	$1,005
Cash paid for income taxes during the period	$122,001	$6,187

NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$189	$78

Contacts

Porter, LeVay & Rose, Inc.

Marlon Nurse, D.M., 212-564-4700

VP – Investor Relations

or

Vertex Energy

Matthew Lieb, 310-230-5450

COO